Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2005 Earnings

41% sequential revenue growth from Q4-04 to Q1-05, visibility continues to improve

SANTA CLARA, Calif., April 20, 2005—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity announced today its results for the first quarter of 2005.

Revenues for the three months ended March 31, 2005 were $40,163,000, an increase of 4% from revenues of $38,708,000 for the three months ended March 31, 2004. Net income for the first quarter of 2005 was $5,007,000, a decrease of 75% from net income of $20,114,000 for the first quarter of 2004. Diluted earnings per share (EPS) for the first quarter of 2005 were $0.17, a decrease of 74% from $0.66 for the first quarter of 2004. Results for the first quarter of 2004 included a pre-tax capital gain of $20,827,000 resulting from the sale of two million shares of the AudioCodes Ltd. stock, and a pre-tax capital gain of $490,000 resulting from the sale of all of the Company’s holdings in the Tomen Corporation stock. The aggregate taxes related to these capital gains were $8,517,000.

Pro forma net income and diluted EPS for the first quarter of 2004, excluding the effect of the capital gains described above and the related taxes, would have been $7,314,000 and $0.24, respectively.

The Company believes that this pro forma presentation of net income and diluted EPS is useful to investors in comparing the results for the first quarter of 2005 to the same quarter of 2004, because it excludes items that management does not consider meaningful for purposes of analyzing the Company’s operating results and making budget-planning decisions. Specifically, the Company’s management believes the exclusion of the capital gains and related taxes associated with the stock sales is useful to investors because such gains may not be indicative of the Company’s core operating results when comparing the first quarters of 2004 and 2005.

Eli Ayalon, Executive Chairman of DSP Group, stated: “The first quarter of 2005 demonstrated our ability to fully recover from the revenue slowdown we encountered in the second half of 2004. Revenues were up 41% sequentially in the first quarter of 2005 compared to the fourth quarter of 2004. A very strong flow of orders in the first quarter of 2005, coupled with forecasts from our marketing channels, give us good visibility into the second quarter of 2005 and increase our confidence in the growth projections of the company for 2005.”

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chipsets solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence of voice, video & data. By combining its in-house technologies of Digital Signal Processors, portfolio of wireless communication protocols, including DECT, Bluetooth and WiFi, advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, data and video communication which are deployed in residential, SOHO, SME, enterprise and automotive applications. DSP Group ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the first quarter and year of 2005 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 80981422)

—International Dial-In # 1-617-801-6888 (passcode: 80981422)

Forward-Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon concerning the recovery from the revenue slowdown DSP Group encountered in the second quarter of 2004, favorable forecasts from DSP Group’s marketing channels, the good visibility into the second quarter of 2005 and increased confidence in DSP Group’s growth projections for 2005. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including unexpected delays in the introduction of new products; failure of DSP Group’s new products to achieve broad market acceptance, especially in the European markets; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner; declines or fluctuations in selling prices and gross margins as a result of entry into new markets; challenges faced by the consumer electronics industry; changes in silicon manufacturing costs; and general market demand for products that incorporate DSP Group’s technology. Further, although the backlog information is useful, it may not be a reliable measure of our sales for any future period. These and other factors which may affect future operating results and DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for the year ended December 31, 2004, as well as other reports, including Form 10-Qs, DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

For more information, please contact Yaniv Arieli, President of US Operations, Investor Relations, DSP Group Inc. at (408) 986-4423; or e-mail: yarieli@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME – US GAAP

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
	Unaudited	Unaudited
Product revenues and other	$40,163	$38,708
Cost of product revenues and other	22,244	19,858

Gross profit	17,919	18,850
Operating expenses:
Research and development	9,399	7,554
Sales and marketing	2,886	2,803
General and administrative	1,865	1,806

Total operating expenses	14,150	12,163

Operating income	3,769	6,687
Other income :
Interest and other income, net	2,272	2,125
Capital gains	—	21,317

Income before provision for Income taxes	6,041	30,129
Provision for income taxes	1,034	10,015

Net income	$5,007	$20,114

Net earnings per share:
Basic	$0.18	$0.70
Diluted	$0.17	$0.66

Weighted average number of shares of Common Stock used in the computation of:
Basic	28,113	28,767
Diluted	29,606	30,698

DSP GROUP, INC.

CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
	Unaudited	Unaudited
Product revenues and other	$40,163	$38,708
Cost of product revenues and other	22,244	19,858

Gross profit	17,919	18,850
Operating expenses:
Research and development	9,399	7,554
Sales and marketing	2,886	2,803
General and administrative	1,865	1,806

Total operating expenses	14,150	12,163

Operating income	3,769	6,687
Other income :
Interest and other income, net	2,272	2,125

Income before provision for income taxes	6,041	8,812

Provision for income taxes	1,034	1,498

Net income	$5,007	$7,314

Net earnings per share:
Basic	$0.18	$0.25
Diluted	$0.17	$0.24

Weighted average number of shares of Common Stock used in the computation of:
Basic	28,113	28,767
Diluted	29,606	30,698

The above pro forma consolidated statements of income have been adjusted to exclude following items to US GAAP reported net income:
Reported net income per US GAAP Adjustments:	$5,007	$20,114
Capital gains	—	(21,317)
Tax expenses (benefit)	—	8,517

Pro forma net income	$5,007	$7,314

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$35,140	$60,827
Marketable securities and cash deposits	83,431	74.497
Trade receivables, net	13,537	5,976
Inventories	10,770	9,469
Other accounts receivable	2,476	2,213
Deferred income taxes	1,168	1,168

Total current assets	146,522	154,150

Property and equipment, net	11,115	6,683

Long term marketable securities	205,655	195,671
Severance pay fund	3,868	3,437
Long term pre-paid expenses and lease deposits	641	628
Goodwill	1,500	1,500
Deferred income taxes	1,410	1,410
Other intangible assets	3,197	3,482

Total assets	$373,908	$366,961

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payable	$12,001	$7,830
Other current liabilities	32,897	39,857

Total current liabilities	44,898	47,687

Accrued severance pay	4,056	3,784

Stockholders’ equity:
Common Stock	28	28
Additional paid-in capital	187,547	187,471
Accumulated other comprehensive income	17	65
Retained earnings	161,392	157,723
Less – Cost of treasury stock	(24,030)	(29,797)

Total stockholders’ equity	324,954	315,490

Total liabilities and stockholders’ equity	$373,908	$366,961